Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of

Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Romantic Park Holdings Limited, a Cayman Islands company

Romantic Park Holdings Limited, a British Virgin Islands company

Romantic Park Hong Kong Limited, a Hong Kong company

Aixin Times (Chengdu) Enterprise Management Co., Ltd., a PRC company

Aixin Times (Beijing) Enterprise Management Co., Ltd., a PRC company

Pintec (Ganzhou) Technology Development Co., Ltd., a PRC company

Next Hop Holdings Limited, a British Virgin Islands company

Next Hop Hong Kong Limited, a Hong Kong company

Pintec Digital Technology (Beijing) Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Anquying (Tianjin) Technology Co., Ltd., a PRC company

Pintec Jinke (Beijing) Technology Information Co., Ltd., a PRC company

Beijing Hongdian Fund Distributor Co., Ltd., a PRC company

Beijing Xinshun Dingye Technology Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Anquying Technology Co., Ltd., a PRC company

Ganzhou Aixin Network Micro Finance Co., Ltd., a PRC company

Sichuan Aixin Jinfu Technology Co., Ltd., a PRC company

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd., a PRC company

Ganzhou Dumiao Intelligence Technology Co., Ltd., a PRC company

Pintec Yunke (Ganzhou) Information Technology Co., Ltd., a PRC company

Myfin Insurance Broker Co., Ltd., a PRC company

Xuanji Intelligence (Beijing) Technology Co., Ltd., a PRC company

Qilehui Credit Information Co., Ltd, a PRC company